Exhibit 99.1

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2010 AND 2009

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2010 AND 2009

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-14

MONTGOMERY COSCIA GREILICH LLP

Certified Public Accountants

2500 Dallas Parkway, Suite 300

Plano, Texas 75093

972.748.0300 p

972.748.0700 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Christopher C. Johnson, CPA	J. Brian Simpson, CPA Rene E. Balli, CPA Erica D. Rogers, CPA Dustin W. Shaffer, CPA Gary W. Boyd, CPA Michal L. Gayler, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Blue Calypso Holdings, Inc., and Subsidiary

We have audited the accompanying consolidated balance sheets of Blue Calypso Holdings, Inc. and subsidiary (a development stage company, the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended and for the period from September 11, 2009 (inception) to December 31, 2010. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether these consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blue Calypso Holdings, Inc. and its subsidiary as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and for the period from September 11, 2009 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United State of America.

/s/ MONTGOMERY COSCIA GREILICH LLP

MONTGOMERY COSCIA GREILICH LLP

Plano, Texas

May 23, 2011

BLUE CALYPSO HOLDINGS INC., AND SUBSIDIARY

( A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$113,511	$—
Prepaid expenses	10,819	—
Total current assets	124,330	—

Property and equipment, net of accumulated depreciation of $141 and $0 in 2010 and 2009 respectively	4,224	—

Capitalized software development costs, net of accumulated amortization of $11,937 and $0 in 2010 and 2009, respectively	440,579	—

Total assets	$569,133	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$15,663	$—
Accounts payable-affiliate	105,415	23,653
Accrued liabilities	55,780	—
Unearned revenue	6,963	—
Total current liabilities	183,821	23,653

Notes payable	675,000
Notes payable-affiliate	100,000	—
Total liabilities	958,821	23,653
Stockholders’ equity (deficit)
Preferred stock, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 0 shares)	—	—
Common stock-A, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 860,000 shares)	860	—
Common stock-B, par value $.001 per share (Authorized 3,000,000 shares; issued and outstanding 265,000 shares)	265	—
Additional paid in capital	21,958	—
Deferred compensation	(83)	—
Accumulated deficit during development stage	(412,688)	(23,653)
Total stockholders’ equity (deficit)	(389,688)	(23,653)

Total liabilities and stockholders’ equity (deficit)	$569,133	$—

The accompanying notes are an integral part of these financial statements.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009	FROM INCEPTION SEP 9, 2009 TO DEC 31, 2010

REVENUE	$37	$—	$37

OPERATING EXPENSES
Sales and marketing	136,414	—	136,414
General and administrative	193,006	23,653	216,659
Other operating expenses	30,735	—	30,735
Depreciation and Amortization	12,101	—	12,101
	372,256	23,653	395,909

LOSS FROM OPERATIONS	(372,219)	(23,653)	(395,872)

OTHER INCOME (EXPENSE)
Interest income	15	—	15
Interest expense	(16,831)	—	(16,831)
	(16,816)		(16,816)

LOSS BEFORE INCOME TAX PROVISION	(389,035)	(23,653)	(412,688)

INCOME TAX PROVISION	—	—	—

NET LOSS	$(389,035)	$(23,653)	$(412,688)

Loss per share:
Basic and Diluted	$(0.35)	$—

Weighted Average Shares Outstanding Basic and Diluted	1,125,000	—

The accompanying notes are an integral part of these financial statements.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFECIT)

FROM INCEPTION, SEPTEMBER 11, 2009 TO DECEMBER 31, 2010

	Common Stock-Class A		Common Stock-Class B		Additional	Deferred	Accumulated Deficit During	Total Stockholders’
	Shares	Amount	Shares	Amount	Paid-In Capital	Compensation	Development Stage	Equity (Deficit)

Beginning Balance, January 1, 2009	—	$—	—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(23,653)	(23,653)
Ending Balance, December 31, 2009	—	—	—	—	—	—	(23,653)	(23,653)
Shares issued for cash at $.001 per share-3/10/2010	780,000	780	240,000	240	—	—	—	1,020
Affiliate payable converted to equity- 3/31/10	—	—	—	—	21,958	—	—	21,958
Restricted shares issued- 6/10/2010	80,000	80	—	—	—	(80)	—	—
Restricted shares issued- 9/20/2010	—	—	25,000	25	—	(25)	—	—
Restricted shares vested as of 12/31/10	—	—	—	—	—	22	—	22
Net loss	—	—	—	—	—	—	(389,035)	(389,035)
Ending Balance, December 31, 2010	860,000	$860	265,000	$265	$21,958	$(83)	$(412,688)	$(389,688)

The accompanying notes are an integral part of these financial statements.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009	FROM INCEPTION SEP 9, 2009 TO DEC 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(389,035)	$(23,653)	$(412,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	12,079	—	12,079
Amortization of vested restricted stock	22		22
(Increase) decrease in assets:
Accounts receivable	—	—	—
Prepaid expenses and other current assets	(10,819)	—	(10,819)
Increase (decrease) in liabilities:
Accounts payable	15,663	—	15,663
Accounts payable-affiliate	103,720	23,653	127,373
Accrued expenses	55,780	—	55,780
Deferred revenue	6,963	—	6,963
Cash used in operating activities	(205,627)	—	(205,627)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for software development	(352,517)		(352,517)
Cash paid for purchases of fixed assets	(4,365)	—	(4,365)
Cash used in investing activities	(356,882)	—	(356,882)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital received	1,020		1,020
Proceeds received from notes payable	675,000	—	675,000
Cash provided by financing activities	676,020	—	676,020

Net increase in cash	113,511	—	113,511
Cash at beginning of year	—	—	—
Cash at end of year	$113,511	$—	$113,511

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$—	$—	$—
Cash paid for taxes	$—	$—	$—
Non-cash investing and financing activities:
Affiliate payable converted to equity	$21,958	$—	21,958
Affiliate payable converted to note payable	$100,000	$—	100,000

The accompanying notes are an integral part of these financial statements.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.        Nature of Business

Blue Calypso Holdings, Inc. (a development stage company) a Texas corporation (the “Company”), was formed in February 2010 as an investment entity to hold a 100% single-member ownership interest in Blue Calypso, LLC, a Texas Limited Liability Company formed on September 11, 2009.  The companies are under common control and in February 2010 were merged for strategic operating purposes.

The Company is a mobile and social media marketing company that activates and measures branded word of mouth campaigns through consumers’ personal texts, posts and tweets between friends. The Company activates a friend to friend distribution of branded marketing campaigns by motivating brand loyalists to personally endorse and share these campaigns with their digital social streams. The Company compensates them for their reach with cash, prizes and VIP perks. Marketers enjoy the power of measured personal endorsements that generate buzz, ignite conversation, drive purchase intent, increase loyalty and attract new customers by leveraging the power of social influence.

2.        Summary of Significant Accounting Policies

Development Stage Company

The Company is a development stage company as defined by ASC 915 Development Stage Entities and is still devoting substantial efforts on establishing the business. Its principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are stated in U.S. dollars and include the accounts of Blue Calypso Holdings, Inc. and its subsidiary Blue Calypso LLC which is wholly owned. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of American.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the useful lives of intangible assets and the recoverability or impairment of tangible and intangible asset values; deferred revenues; legal and other contingencies which are recorded when it is probable that a loss has been incurred and the amount is reasonably estimable; and the Company’s effective income tax rate and the valuation allowance applied against deferred tax assets which are based

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

2.        Summary of Significant Accounting Policies, continued

Use of estimates, continued

upon the expectations of future taxable income, allowable deductions, and projected tax credits. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by the Company and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits.  The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years.  Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Software development costs are accounted for in accordance with FASB ASC 350-40, Intangibles — Goodwill and Other: Internal Use Software. According to ASC 350-40 capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed, b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as, costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the application development stage and interest costs incurred while developing internal-use computer software (in accordance with ASC 835-20).  The costs are amortized using straight-line amortization over the estimated useful life of up to five years, once the software is ready for its intended use.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

2.        Summary of Significant Accounting Policies, continued

Intangible Assets, continued

The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset.  If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value Measurements

The company has adopted ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability

Income Taxes

Income taxes are recorded in accordance with ASC 740 “Income Taxes”.  Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date. An allowance is provided when it is more likely than not that tax benefits will not be utilized.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

2.        Summary of Significant Accounting Policies, continued

Loss per Share

We have presented basic loss per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year. Potential common shares result from stock options, vesting of restricted stock grants and convertible notes. However, for the years presented, all outstanding stock options, restricted stock grants and convertible notes are anti-dilutive due to the losses incurred. Anti-dilutive common stock equivalents of 5,000 and 0 shares were excluded from the loss per share computation for 2010 and 2009, respectively.

Stock-Based Compensation

The Company granted stock options and restricted stock as compensation to employees and directors.  Compensation expense is measured in accordance with FASB ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation.  Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest.  Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from the Company’s cash maintained in the bank.  The Company maintains cash in quality financial institution, however, at times, cash balance may exceed the federal deposit insurance limits (FDIC limits).  As of December 31, 2010 and 2009 the cash balance with the bank did not exceed the FDIC limit and so there was no significant credit risk.

Advertising and Marketing

The Company’s advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred.  The advertising and marketing expense was $25,253 and $0 for the years ended December 31, 2010 and 2009, respectively.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

3.        Property and Equipment

Property and equipment consist of the following at December 31, 2010 and 2009:

	2010	2009
Office Equipment	$4,365	$0
Less: Accumulated depreciation	(141)	0
Net property and equipment	$4,224	$0

Depreciation expense for the years ended December 31, 2010 and 2009 were $141 and $0, respectively.

4.        Intangibles

Intangible assets consist of the following at December 31, 2010 and 2009:

	2010	2009
Capitalized Software Development Costs	$452,516	$0
Less: Accumulated amortization	(11,937)	0
Net capitalized development costs	$440,579	$0

The capitalized software development costs include $7,805 interest capitalized in 2010. The amortization expense relating to the capitalized development costs was $11,937 and $0 for the years ended December 31, 2010 and 2009, respectively.  Amortization expense for the next five years is estimated to be as follows:

2011	90,503
2012	90,503
2013	90,503
2014	90,503
2015	78,567
$440,579

5.        Income Tax Provision

The company’s income taxes are recorded in accordance with ASC 740 “Income Taxes”. The tax effects of the Company’s temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2010 and 2009 consisted primarily of net operating losses totaling $140,306 and $3,548 which were fully reserved.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

5.        Income Tax Provision, continued

Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2010 and 2009, the Company believed it was more likely than not that future tax benefits from net operating loss carry-forwards and other deferred tax assets would not be realizable through generation of future taxable income and accordingly deferred tax assets are fully reserved.

6.        Long Term Debt - Notes Payable

Long term debt consists of convertible subordinated notes payable issued during the year 2010, to eight entities/individuals.  The notes accrue simple interest at the rate of 8% per annum.  The principal amount of the notes, along with accrued interest thereon is due and payable on April 1, 2012 (the maturity date).  The principal balance of the notes payable at December 31, 2010 and 2009 were $775,000 (including $100,000 note payable due affiliate) and $0, respectively.   As of December 31, 2010 and 2009, the total interest accrued was $24,636 (including $7,805 interest capitalized) and $0, respectively.

The notes are subject to automatic conversion upon a qualifying financing transaction in which the Company sells shares of its capital stock to an outside party in an arm’s length transaction per the terms of the note agreement.  The conversion rate will be set at 50% of the qualifying financing share price.  If a qualifying financing transaction has not taken place before April 1, 2011, the notes may be converted at the option of the holder into 180,718 common shares of the Company.  As of the date of these financial statements, no such conversions have taken place.

7.        Stockholders’ Equity (Deficit)

Stockholders’ Equity (Deficit)

Blue Calypso Holdings, Inc. is authorized to issue 9,000,000 shares of capital stock: 3,000,000 shares of Class A common stock with voting rights at a par value of $.001; 3,000,000 shares of Class B common stock without voting rights at a par value of $.001 and 3,000,000 shares of preferred stock, also at $.001 par value per share.  There were 860,000 and 0 shares of Class A common stock issued and outstanding and 265,000 and 0 shares of Class B common stock issued and outstanding as of December 31, 2010 and 2009, respectively, for cash of $1,020 and conversion of related-party payable to Aztec Systems Inc., of $21,958 (see Note 8).  No shares of preferred stock were issued and outstanding as of December 31, 2010 and 2009.  The Company did not make or declare any distributions to shareholders during the years ended December 31, 2010 and 2009.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

7.        Stockholders’ Equity (Deficit), continued

Long-Term Incentive Plan

The Company has reserved 500,000 shares of Common Stock Class A and 200,000 shares of Common Stock Class B of its duly authorized, but unissued common stock to be granted under its Long-Term Incentive Plan (the “Plan”).  The options/restricted stock (i) vest over a period no greater than three years, (ii) are contingently exercisable upon the occurrence of a specified event as defined by the option agreements, and (iii) expire ten years from the date of grant.

Stock Options

During the year 2010 the Company granted a stock option to an employee to acquire 5,000 shares of its Class B (non-voting) common stock under the Plan, for a strike price of $.001 on the date of grant.  The option vests in equal installments quarterly over thirty six (36) months.  The individual grant agreement contains the provision for automatic acceleration of vesting upon a change in control or IPO. The weighted average remaining contractual life of the outstanding options at December 31, 2010 is approximately 2.4 years.

The fair value for the Company’s options were estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as noted in the following table.  The Black-Scholes option valuation model incorporate ranges of assumptions for inputs, and those ranges are disclosed below.  Expected volatilities are based on similar industry-sector indices.  The expected life of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding.  The risk-free interest rate assumption is based on market yield on U.S. Treasury securities at 3-year constant maturity, quoted on investment basis determined at the date of grant.

	2010	2009
Assumptions used for employee stock options:
Risk-free interest rate	1.32%	N/A
Dividend yield	0%	N/A
Stock price volatility	20% - 36%	N/A
Expected life (years)	3	N/A

The stock options granted during the year ended December 31, 2010, were at an exercise price equal to the fair market value of the Company’s common stock on the date of grant as determined by management.  Accordingly, no significant compensation expense related to these options.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

7.        Stockholders’ Equity (Deficit), continued

Stock Options, continued

The following table summarizes the stock option activity for the year ended December 31, 2010:

	Outstanding Options	Weighted Average Exercise Price
Balance, December 31, 2009	0	$0.00

Granted	5,000	0.001
Exercised	0	0
Forfeited	0	0
Balance, December 31, 2010	5,000	$0.001

Exercisable at 12/31/2010	417	$0.001

Non-vested at 12/31/2010	4,583	$0.001

No options were exercised during the year ended December 31, 2010.

Restricted Stock

During 2010, the Company awarded grants of 20,000 restricted shares of its Class A common stock with $.001 par value to each of its three (3) non-employee directors and another 20,000 restricted shares of its Class A common stock with $.001 par value to the founder of the Company for his capacity as director for a total of 80,000 restricted shares.  The restricted shares include forfeiture terms for separation/termination and automatic acceleration terms upon change of control/IPO and are subject to quarterly vesting at equal installments over twenty-four (24) months.

During 2010, the Company also awarded grants of 25,000 restricted shares of its Class B common stock with $.001 par value to two of its employees.  These restricted shares include forfeiture terms for separation/termination, however without automatic acceleration terms upon change of control/IPO and are subject to quarterly vesting at equal installments over thirty-six (36) months.

BLUE CALYPSO HOLDINGS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

7.        Stockholders’ Equity (Deficit), continued

Restricted Stock

The following table summarizes the restricted stock grant activity for the years ended December 31, 2010 and 2009:

	Years Ended December 31,
	2010	2009
Outstanding, beginning of the period	0	0
Granted	105,000	0
Vested	22,083	0
Expired and forfeited	0	0
Outstanding and expected to vest as of
December 31, 2010	82,917	0

The weighted average remaining life of restricted shares is 1.46 years.  The weighted average fair value at the grant date is $.0.001 per share.

8.        Related Party Transactions

Aztec Systems, Inc., is an affiliate of the Company that provides administrative and technical support services to the company.  The majority owner of Aztec Systems, Inc. is also the majority stockholder of the company. The company incurred management fees of $30,000 and $0, and software development fees of $362,000 and $0, respectively for the years ended December 31, 2010 and 2009 relating to Aztec Systems.  The Company had accounts payable to Aztec Systems of $105,415 and $23,653 and notes payable of $100,000 and $0, respectively for the years ended December 31, 2010 and 2009. The company converted a related-party payable totaling $21,958 to equity at inception.

9.        Subsequent Events

The Company has evaluated events or transactions occurring after December 31, 2010, the balance sheet date, through May 23, 2011, the date the consolidated financial statements were available to be issued, and determined any events or transactions which would impact the consolidated financial statements for the year ended December 31, 2010.

In March 2011, the Company entered into a binding letter of intent (the “LOI”) to execute a share exchange agreement and merge with a public shell company.

No other significant subsequent events have been noted as of May 23, 2011.